UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 3, 2026

Crescent Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-41132	87-1133610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Travis Street, Suite 7200
Houston, Texas 77002
(address of principal executive offices) (zip code)
Registrant’s telephone number, including area code:
(713) 332-7001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.0001 per share	CRGY	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry Into or Amendment of a Material Definitive Agreement
Indenture
On March 6, 2026, Crescent Energy Company, a Delaware corporation (NYSE: CRGY) (the “Company”), issued $690 million aggregate principal amount of its 2.75% Convertible Senior Notes due 2031 (the “Notes”), which included the exercise in full of the Initial Purchasers’ (as defined below) option to purchase up to an additional $90 million principal amount of Notes. The Notes were issued pursuant to, and are governed by, an indenture (the “Indenture”), dated as of March 6, 2026, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).
The Notes are the Company’s senior, unsecured obligations and are (i) equal in right of payment with the issuer’s senior unsecured indebtedness; (ii) senior in right of payment to the issuer’s indebtedness that is expressly subordinated to the Notes; and (iii) effectively subordinated to the issuer’s secured indebtedness, to the extent of the value of the collateral securing that indebtedness.
The Company will pay interest on the Notes at an annual rate of 2.75%, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2026. The Notes will mature on March 15, 2031, unless earlier converted or redeemed or repurchased by the Company. Before December 15, 2030, noteholders will have the right to convert their Notes only in certain circumstances and during specified periods. From and after December 15, 2030, noteholders may convert their Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. The Company will settle conversions by paying or delivering, as applicable, cash, shares of the Company’s Class A Common Stock, par value $0.0001 (the “Common Stock”), or a combination of cash and the Company’s Common Stock, at its election. The initial conversion rate is 67.1456 shares of Common Stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $14.89 per share of Common Stock and a premium of approximately 32.5% over the last reported sale price of $11.24 per share of the Company's Common Stock on March 3, 2026. After entering into the Capped Call Transactions (as defined below), the cap price of the Capped Call Transactions will initially be $22.48 per share, representing a premium of 100% over the last reported sale price of $11.24 per share of the Company's Common Stock on March 3, 2026; the Capped Call Transactions are expected to generally reduce the potential dilution to the Company's Common Stock upon any conversion of the notes and/or offset any potential cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be, upon any conversion of the notes. The conversion rate, conversion price and cap price will be subject to adjustment upon the occurrence of certain events.
The Notes are redeemable, in whole or in part (subject to certain limitations described below), at the Company’s option at any time, and from time to time, on or after March 22, 2029 and on or before the 30th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if (i) the notes are freely tradable (as defined in the Indenture) as of the date the Company sends the related redemption notice (unless the Company elects cash settlement to apply to all conversions of notes with a conversion date that occurs on or after the date the Company sends such redemption notice and on or before the second business day immediately preceding the redemption date) and all accrued and unpaid additional interest, if any, has been paid in full as of the first interest payment date occurring on or before the date the Company sends such notice; and (ii) the last reported sale price per share of the Common Stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (2) the trading day immediately before the date the Company sends such redemption notice. However, the Company may not redeem less than all of the outstanding Notes unless at least $100.0 million aggregate principal amount of Notes are outstanding and not called for redemption as of the time the Company sends the related redemption notice. In addition, calling any Note for redemption will constitute a make-whole fundamental change (as defined in the Indenture) with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption. If a fundamental change (as defined in the Indenture) occurs, then, subject to limited exceptions, noteholders may require the Company to repurchase the Note at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any.
The Notes have customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of interests on the Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iii) a default in the Company’s obligation to convert a Note upon the exercise of the conversion right with respect thereto, if such default is not cured within five days after its occurrence; (iv) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merger with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (v) a default by the Company in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (vi) certain defaults by the Company or any of its significant subsidiaries with respect to indebtedness for borrowed money of at least $100,000,000; (vii) the rendering of certain judgments against the Company or any of its significant subsidiaries; and (viii) certain events of bankruptcy, insolvency and reorganization with respect to the Company or any of its significant subsidiaries.
If an Event of Default involving bankruptcy, insolvency and reorganization with respect to the Company (and not solely with respect to a significant subsidiary of the Company) occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then the Trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately. For the avoidance of doubt, if such Event of Default is not continuing at the time such notice is provided (that is, such Event of Default has been cured or waived as of such time), then such notice will not be effective to cause such amounts to become due and payable immediately. Notwithstanding anything to the contrary described above, the Company may elect that the sole remedy for any Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive special interest on the Notes. If the Company has made such an election, then (i) the Notes will be subject to acceleration as described above on account of the relevant reporting event of default from, and including, the 365th calendar day on which a reporting event of default has occurred and is continuing or if the Company fails to pay any accrued and unpaid special interest when due; and (ii) special interest will cease to accrue on any Notes from, and including, such 365th calendar day.
The above description of the Indenture and the Notes is a summary and is not complete. A copy of the Indenture and the form of the certificate representing the Notes are filed as Exhibit 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Indenture and the Notes set forth in such exhibits.
Capped Call Transactions
On March 3, 2026, concurrently with the pricing of the Notes, and on March 4, 2026, in connection with the exercise in full by the underwriters of their option to purchase additional Notes, the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with certain financial institutions (the “Option Counterparties”). The Capped Call Transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of the Company’s Common Stock that initially underlie the Notes, and are expected generally to reduce potential dilution to the Company’s Common Stock upon any conversion of Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, upon conversion of the Notes, with such reduction and/or offset subject to a cap. The cap price of the Capped Call Transactions is initially $22.48 per share (subject to adjustment under the terms of the Capped Call Transactions), which represents a premium of 100.0% over the last reported sale price of $11.24 per share of the Company’s Common Stock on March 3, 2026. The cost of the Capped Call Transactions was approximately $57 million.

The Capped Call Transactions are separate transactions, each between the Company and the applicable Option Counterparty, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes or the Indenture. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.
The above description of the Capped Call Transactions is a summary and is not complete. A copy of the form of confirmation for the Capped Call Transactions is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the confirmations set forth in such exhibit.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 of this Current Report on Form 8-K relating to the Indenture under the heading “Indenture” is incorporated into this Item 2.03 by reference.
Item 3.02.    Unregistered Sales of Equity Securities.
The disclosure set forth in Item 1.01 above under the caption “Indenture” is incorporated by reference into this Item 3.02. The Notes were issued to the Initial Purchasers in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in transactions not involving any public offering. The Notes were resold by the Initial Purchasers to persons whom the Initial Purchasers reasonably believe are qualified institutional buyers pursuant to Rule 144A under the Securities Act. Any shares of the Company’s Common Stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of 61,387,851 shares of the Company’s Common Stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 88.9679 shares of Common Stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.
Item 7.01.    Regulation FD Disclosure.
On March 3, 2026, the Company issued a news release announcing the pricing of the Notes. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 8.01.    Other Events.
The information contained in Item 7.01 of this Current Report on Form 8-K is incorporated into this Item 8.01 by reference.
Purchase Agreement
On March 3, 2026, the Company entered into a purchase agreement (the “Purchase Agreement”) with Goldman Sachs & Co. LLC (“Goldman Sachs”) and KKR Capital Markets LLC (“KKR Capital” and together with Goldman Sachs, the “Representatives”), as representatives of the several initial purchasers named therein (the “Initial Purchasers”), in connection with the offering of the Notes (the “Notes Offering”).
The Notes were issued and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereunder. The Initial Purchasers resold the Notes only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act. The Notes have not been, and will not be, registered under the Securities Act, or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes Offering closed on March 6, 2026.
The Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities. Furthermore, the Company has agreed with the Initial Purchasers not to offer or sell any debt securities issued or guaranteed by the Company having more than one year until maturity for a period of 45 days after the date of the Purchase Agreement without the prior written consent of the Representatives.
Certain of the Initial Purchasers and/or their affiliates are lenders under the Company’s revolving credit facility and/or the Company’s royalties credit facility. In particular, an affiliate of Wells Fargo Securities, LLC is the administrative agent under the Company’s revolving credit facility and the Company’s royalties credit facility. Accordingly, any such Initial Purchaser and/or their affiliates may receive a portion of the net proceeds from the Notes Offering to the extent any such proceeds are used to repay amounts outstanding under the Company’s revolving credit facility and the Company’s royalties credit facility. Certain of the Initial Purchasers and/or their affiliates may be holders of the 9.250% Senior Notes due 2028 and therefore may receive a portion of the net proceeds from the Notes Offering. In addition, KKR Capital, an affiliate of the Company, acted as a representative pursuant to the purchase agreement and may receive proceeds upon resale of the Notes.
Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits

Exhibit	Description
4.1	Indenture, dated as of March 6, 2026, between Crescent Energy Company and U.S. Bank Trust Company, National Association, as trustee.
4.2	Form of 2.75% Convertible Senior Notes due 2031 (included as Exhibit A to Exhibit 4.1).
10.1	Form of Capped Call Confirmation
99.1	Press Release, dated March 3, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 9, 2026

CRESCENT ENERGY COMPANY

By:	/s/ Bo Shi
Name:	Bo Shi
Title:	General Counsel